UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF OHIO
EASTERN DIVISION

IN RE AEP STOCKHOLDER DERIVATIVE LITIGATION	Lead Case No.: 2:21-cv-00163 Member Case No.: 2:21-cv-01611 Judge Sarah D. Morrison

TO:    ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF AMERICAN ELECTRIC POWER CO., INC. (“AEP” OR THE “COMPANY”) AS OF JULY 10, 2024 (THE “RECORD DATE”).
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.
IF YOU HOLD AEP COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
Notice is hereby provided to you of the proposed settlement of this stockholder derivative litigation. This Notice is provided by Order of the U.S. District Court for the Southern District of Ohio (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed settlement, and your rights related to it. The terms of the proposed settlement are set forth in a written Stipulation and Agreement of Settlement, dated April 30, 2024 (the “Settlement”).1 A copy of the Settlement may be found on the Investor Relations page of AEP’s website: https://www.aep.com/investors.
1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Settlement.

I.WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the settlement of the actions styled In re AEP Stockholder Derivative Litigation, Master File 2:21-cv-00163-SDM (the “Ohio Federal Action”) filed in this Court and currently on appeal to the United States Court of Appeals for the Sixth Circuit; Jones v. Akins, et al., Case No. 21CV000853, pending in the Ohio Court of Common Pleas for Franklin County (the “Ohio State Action”); Speiser v. Akins, et al., Index No. 605225/2021, previously pending in the New York Supreme Court for New York County (the “New York State Action,” and collectively with the Ohio Federal Action and the Ohio State Action, the “Derivative Actions”) and the April 26, 2023 Litigation Demand Under New York Law to the Board of Directors of American Electric Power Company, Inc. (the “Litigation Demand”).
The nominal defendant in each of the Derivative Actions and the Litigation Demand is AEP. The plaintiffs in the Derivative Actions and the Litigation Demand (“Plaintiffs”) are Robert L. Reese, Darryl Jones, and David Speiser.2 The individual defendants in the Derivative Actions are Nicholas K. Akins, Brian X. Tierney, Joseph M. Buonaiuto, Thomas E. Hoaglin, David J. Anderson, J. Barnie Beasley, Jr., Ralph D. Crosby, Jr., Art A. Garcia, Linda A. Goodspeed, Sandra Beach Lin, Margaret M. McCarthy, Richard C. Notebaert, Lionel L. Nowell, III, Stephen S. Rasmussen, Oliver G. Richard, III, and Sara Martinez Tucker (collectively the “Individual Defendants”). AEP, Plaintiffs, and the Individual Defendants (the “Settling Parties”) have agreed upon terms to settle the above-referenced litigation and have signed the Stipulation and Agreement of Settlement setting forth the terms of the Settlement.
2 Ms. Esther Kogus, one of the two stockholders in the Ohio Federal Action, died during the pendency of the litigation. Neither Ms. Kogus nor her estate appealed the Court’s order dismissing the Ohio Federal Action with prejudice. Nonetheless, for the avoidance of doubt, all derivative claims pursued by Ms. Kogus or her estate on behalf of AEP will be dismissed, released, and barred pursuant to the terms of the Settlement.

On October 3, 2024, at 10:30 a.m., the Court will hold a hearing (the “Settlement Hearing”) concerning the Derivative Actions and the Litigation Demand at Joseph P. Kinneary U.S. Courthouse, Courtroom 132, 85 Marconi Boulevard, Columbus, Ohio 43215, before the Honorable Sarah D. Morrison, or via Zoom or some other video platform or telephonically as the Court may direct. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the separately negotiated and agreed upon Fee and Expense Amount should be approved as fair, reasonable, and adequate; (iii) service awards to each of the Plaintiffs to be paid out of the Fee and Expense Amount should be approved; (iv) a final judgment should be entered, and the Derivative Actions and Litigation Demand should be fully and forever resolved and dismissed with prejudice on the terms set forth in the Settlement, including releases of the Released Claims, including Unknown Claims, against any of the Released Defendants’ Persons or Released Plaintiffs’ Persons (as those terms are defined in the Settlement); and (v) such other matters as may be necessary and proper under the circumstances.
II.AEP DERIVATIVE LITIGATION
The Ohio Federal Action:
    On August 25, 2020, Plaintiff Reese served a pre-suit document inspection demand on AEP pursuant to N.Y. B.C.L. § 624, seeking to inspect certain AEP documents. After negotiation with counsel for AEP and execution of a confidentiality agreement, an initial document production was made to Plaintiff Reese that was further supplemented on March 25, 2021.
    On January 15, 2021, Esther Kogus filed a verified derivative complaint in this Court alleging claims for breach of fiduciary duty and unjust enrichment.

    Plaintiff Reese filed an action in this Court on April 7, 2021 alleging multiple claims for breach of fiduciary duty and contribution for violation of Sections 10(b) and 21D of the Securities Exchange Act of 1934.
    On June 3, 2021, the plaintiffs in the Ohio Federal Action agreed to consolidate the two actions pending in the Court and organize counsel. The Order consolidating the actions and appointing co-lead counsel was entered on June 9, 2021.
    On March 22, 2022, the plaintiffs in the Ohio Federal Action filed a consolidated Amended Verified Shareholder Derivative Complaint (the “Amended Complaint”) alleging four claims, including breach of fiduciary duty, waste, unjust enrichment, and breach of fiduciary duty for insider trading.
    On May 3, 2022, the Individual Defendants and AEP filed a motion to dismiss the Amended Complaint, which was opposed by the plaintiffs on May 24, 2022. After a hearing conducted on March 17, 2023, the Court entered an order dismissing with prejudice the Ohio Federal Action on March 21, 2023, and entered judgment the same day.
    Neither Ms. Kogus nor her estate appealed the Court’s order dismissing the Ohio Federal Action with prejudice and the dismissal order is final as to her.
    On April 21, 2023, Plaintiff Reese (“Appellant”) filed a Notice of Appeal of the Court’s order granting the Individual Defendants’ and AEP’s Motion to Dismiss (the “Appeal”).
The Ohio State Action:
    On February 9, 2021, Plaintiff Darryl Jones initiated the Ohio State Action alleging claims for breach of fiduciary duty, waste, and unjust enrichment. On March 18, 2021, and again on February 23, 2022, the parties stipulated to a temporary stay of the Ohio State Action. On

June 2, 2022, Plaintiff Jones filed an Amended Complaint. The stay was extended—over Plaintiff Jones’ objection—by the Ohio State Court on June 15, 2022 and remains in effect.
The New York State Action And Litigation Demand
    On November 9, 2020, Plaintiff Speiser served a pre-suit document demand on AEP pursuant to N.Y. B.C.L. § 624. After negotiation with inspection counsel for AEP and execution of a confidentiality agreement, an initial document production was made to Plaintiff Speiser on December 16, 2020, which was supplemented several times over the next few months.
    On April 27, 2021, Plaintiff Speiser commenced the New York State Action in New York state court and filed a complaint on May 12, 2021 alleging claims for breach of fiduciary duty, unjust enrichment, and waste.
    On September 13, 2022, the New York state court dismissed with prejudice the New York State Action under C.P.L.R. § 3211(a)(4), because Plaintiff Speiser’s claims arose out of the same subject matter as the prior pending Ohio Federal Action. On January 20, 2023, Plaintiff Speiser sought to intervene in the Ohio Federal Action, which was denied by the Court on March 21, 2023.
    On April 26, 2023, Plaintiff Speiser sent the Litigation Demand to the Board of Directors of AEP demanding, among other things, that the Board investigate and pursue potential claims as described therein.
On May 2, 2023, the AEP Board of Directors appointed a committee of the Board, the Demand Review Committee (“DRC”), to investigate the Litigation Demand and exercise all such other powers delegated to the DRC by the AEP Board of Directors. On May 22, 2023, the AEP Board of Directors sent a letter advising Plaintiff Speiser of the formation of the DRC and that the DRC was in the process of undertaking its work.

The DRC subsequently retained Paul, Weiss, Rifkind, Wharton & Garrison LLP (“DRC Counsel”) to advise the DRC in connection with its work, which included DRC Counsel advising the DRC in connection with its recommendation to the AEP Board of Directors concerning the Settlement.
E.    Settlement Negotiations
On May 8, 2023, the Appeal was referred to Catherine G. Geyer, Esq., Chief Circuit Mediator of the Sixth Circuit Mediation Office (the “Mediator”), to consider whether a negotiated resolution of the Appeal could be agreed upon. Over the next six months, counsel for the Appellant and Appellee engaged in protracted negotiations, with the assistance of the Mediator.
    On July 6, 2023, Plaintiffs made a global settlement demand to resolve the Derivative Actions and the Litigation Demand. Thereafter, the Settling Parties exchanged multiple draft proposals and reached an agreement on November 14, 2023 on certain key terms to resolve the Derivative Actions and the Litigation Demand, which was subject to an agreement on final documentation and any necessary court approval.
In connection with discussions and negotiations leading to the Settlement, counsel for the Settling Parties did not discuss the amount of any application by Plaintiffs’ Counsel for an award of attorneys’ fees and expenses until the substantive terms of the Settlement were negotiated at arm’s-length and agreed upon. Thereafter, with the assistance of the Mediator, the Settling Parties agreed on payment to Plaintiffs’ Counsel for attorneys’ fees and expenses in the amount of $450,000.00, subject to agreement on final documentation and any necessary court approval.

III.PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Actions and the Litigation Demand have merit, and Plaintiffs’ entry into this Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions or the Litigation Demand. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions and the Litigation Demand against the Individual Defendants through trial(s) and/or potential appeal.
    Plaintiffs and Plaintiffs’ Counsel have also considered the uncertain outcome and the risk of any litigation, especially in complex matters such as the Derivative Actions and the Litigation Demand, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Actions and the Litigation Demand, and are mindful that the Ohio Federal Action and New York State Action have been dismissed with prejudice. Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of AEP’s press releases, recorded public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of the filings and pleadings in the Securities Action3; (iv) factual and legal research and analysis conducted in preparing the derivative complaints; (v) compilation and analysis of data bearing on potential damages and board and executive compensation potentially subject to disgorgement or clawback;
3 Nickerson v. American Electric Power Company, Inc., et al., Case No. 2:20-cv-04243 filed on August 20, 2020 in the United States District Court for the Southern District of Ohio, which was subsequently dismissed with prejudice.

(vi) additional factual and legal research and analysis performed in connection with the Plaintiffs’ settlement negotiation, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among AEP’s peer corporations; and (vii) review and analysis of information and documents exchanged with AEP and the Individual Defendants during the course of settlement negotiations.
Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement is fair, reasonable and adequate; confers substantial benefits upon AEP; and would serve the best interests of AEP and its Current Stockholders.
IV.THE INDIVIDUAL DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiffs in the Derivative Actions and the Litigation Demand. The Individual Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Derivative Actions or Litigation Demand. Without limiting the foregoing, the Individual Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to AEP or otherwise engaged in unlawful conduct, or that Plaintiffs or AEP suffered any damage or were harmed as a result of any conduct alleged in the Derivative Actions or in the Litigation Demand. The Individual Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of AEP.

Nonetheless, the Individual Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Derivative Actions and the Litigation Demand, and recognize that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Derivative Actions or potential claims arising from the Litigation Demand; (b) finally put to rest the claims asserted in the Derivative Actions or potential claims arising from the Litigation Demand; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Derivative Actions and the necessity of responding to the Litigation Demand or defending against potential claims arising from it. The Individual Defendants were advised by their own separate counsel in connection with this Settlement and have voluntarily entered into this Settlement.
The Company—consistent with the recommendation of the DRC—has determined that it is in the best interests of AEP for the Derivative Actions and the Litigation Demand, and all of the Settling Parties’ disputes related thereto, including all claims that were or could have been asserted in any court based on the facts alleged in the Derivative Actions and the Litigation Demand, to be fully and finally settled in the manner and upon the terms and conditions set forth in the Settlement.
Pursuant to the terms set forth below, the Settlement (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Company or the Individual Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

V.BOARD APPROVAL OF THE SETTLEMENT
AEP hereby acknowledges that: (a) Plaintiffs’ litigation and settlement efforts were a substantial and material cause of the Company’s decision to adopt, implement, and maintain the Reforms; (b) the Reforms confer a substantial benefit upon the Company and its Current Stockholders; and (c) the Settlement is fair, adequate, reasonable, and in the best interests of the Company and its Current Stockholders.
VI.TERMS OF THE SETTLEMENT
Unless previously implemented, within thirty (30) days of the Effective Date of the Settlement as defined in the Settlement, AEP shall adopt resolutions and amend committee Charters and/or By-Laws to ensure adherence to the following corporate governance reforms (“Reforms”), which shall remain in effect for no less than five (5) years following the Effective Date.
Moreover, the Settlement provides that in exchange for the consideration set forth therein and summarized below, and subject to the approval of the Court, Plaintiffs, all other stockholders of AEP, and AEP shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims (Settlement ¶ 1.x), including Unknown Claims (Settlement ¶ 1.hh), against any of the Released Defendants’ Persons (Settlement ¶ 1.z).
     A.    Corporate Governance Reforms
Subject to the parties’ agreement and the necessary court approval, AEP will adopt the below Reforms and have them remain in effect for no less than five years following the Effective Date of the Settlement.
1.The Committee on Directors and Corporate Governance (“Corporate Governance Committee”) shall have oversight over political engagement activities conducted by

AEP, as described specifically in AEP’s Political Engagement Policy. Any political contributions or expenditures shall reflect the interests of the Company, as an entity, and not those of its individual officers or directors. Any such contributions or expenditures shall be in compliance with applicable laws, rules and regulations as in effect from time to time.

2.The Company has created the title of “Chief Compliance Officer – Political Engagement” who is the representative within the AEP legal department designated by AEP’s Chief Compliance Officer to review and approve requests subject to AEP’s Political Engagement Policy. That position and those duties shall be specified in AEP’s Political Engagement Policy as published on the Company’s website.

3.The Company shall provide a report beginning in 2024 that reflects the Company’s use of corporate funds for political contributions or expenditures or for payments to certain tax-exempt organizations that the Company understands may use such payments for political or lobbying activities (“Political Engagement Report”). The Political Engagement Report shall be posted in a conspicuous place on AEP’s website, shall be issued semi-annually, and shall address:

a.AEP’s policies for making, with corporate funds or assets, contributions and expenditures to (1) participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office; (2) political action committees; (3) state and local political parties and party committees; (3) groups organized under Section 527 of the Internal Revenue Code; (4) state or local ballot initiatives or referenda; (5) independent expenditure-only committees (“Super PACs”); and (6) independent expenditures on communications that expressly advocate for the election or defeat of a clearly identified candidate, referendum or ballot issue.

b.A summary of AEP’s monetary and non-monetary contributions and expenditures used in the manner described in Section 3(a) above, including the identity of the recipient as well as the amount paid to each.

c.A summary of AEP’s nondeductible membership dues paid to trade associations (organized under Section 501(c)(6)), to the extent that AEP pays dues of $25,000 or more each year to such an organization and the organization informs AEP that a portion of such dues is not deductible under the Internal Revenue Code because they are attributable to lobbying or political expenditures.

d.A summary of AEP’s contributions or payments of $5,000 or more made to 501(c)(4) social welfare organizations.

The Political Engagement Report shall include information describing where information related to the Company’s lobbying activities is publicly available. Each

Political Engagement Report will be available on AEP’s website for at least five years before it is removed. The management-level Disclosure Committee or a subcommittee thereof and the Chief Compliance Officer responsible for political engagement shall review the Political Engagement Report before it is made available publicly.

4.In accordance with its Political Engagement Policy, AEP shall disclose publicly the titles of positions at AEP that have the authority to approve contributions or expenditures that are included within the scope of paragraph 3, above.

5.The Corporate Governance Committee shall, at least twice per year, review a summary of all contributions or expenditures made by AEP that are included within the scope of paragraph 3, above.

6.AEP’s Speak Up Policy shall be posted in a conspicuous place on AEP’s website.

7.The Corporate Governance Committee charter shall be amended to include reports to the Corporate Governance Committee, twice a year, by the Chief Compliance Officer on the AEP Compliance Program.

8.AEP shall amend the charter of the management-level Disclosure Committee, which charter shall set forth the duties and responsibilities of that Committee. The charter will be approved by senior management and ratified by the Audit Committee of the AEP Board.

9.AEP has adopted the Ethics & Compliance Program Charter.

10.Any contribution made by the Company without authorization by the appropriate person(s) pursuant to the Political Engagement Policy, as discussed in paragraph 4 above, shall be promptly reported to the Corporate Governance Committee.

11.Each member of the Board shall annually participate in continuing education: (1) designed for directors of publicly traded companies; (2) addressing risks, public policy or industry-wide issues, or governance items relevant to the Company; or (3) that otherwise enhances their performance as a director of the Company.

12.Annual training on the AEP Principles of Business Conduct shall be mandatory for all officers and employees of AEP. In the event a person is appointed or hired after the annual training for a particular year, training shall be completed for such individual within 90 days.

VII.PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND LITIGATION EXPENSES
After negotiating certain key terms of the Settlement, which terms were subject to agreement on final documentation, Plaintiffs’ Counsel, Defendants’ Counsel, and counsel for AEP’s insurers, with the assistance of the Mediator, separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon AEP and its Current Stockholders, AEP, acting by and through its Board, has agreed that AEP, through its Directors & Officers insurer, shall cause to be paid to Plaintiffs’ Counsel Four Hundred and Fifty Thousand Dollars ($450,000.00) in attorneys’ fees and expenses (the “Fee and Expense Amount”), subject to this Court’s approval, dismissal with prejudice of the Ohio State Action, and Irrevocable Withdrawal of the Litigation Demand.
AEP and/or AEP’s insurer shall cause the separately negotiated Fee and Expense Amount to be paid within thirty (30) days of the occurrence of the events described in paragraph 18(a)-(f) of the Settlement (defining the Effective Date), via either a paper check or a wire transfer, into an account identified by Glancy Prongay & Murray LLP, subject to Plaintiffs’ Counsel’s timely transmission of wire instructions, check payee(s) information, and tax identification numbers.
Plaintiffs’ Counsel may apply to the Court for service awards of up to two thousand five hundred dollars ($2,500.00) for each of the Plaintiffs, to be paid out of the Fee and Expense Amount. The Court’s decision regarding whether to approve any requested service award, in whole or in part, shall have no effect on the Settlement. Neither the Individual Defendants nor the Company take a position with respect to the service awards. Neither AEP nor any of the Individual Defendants shall be liable for any portion of any service award approved by the Court.
The Fee and Expense Amount shall constitute the final and complete payment by AEP, AEP’s insurer(s), and/or the Individual Defendants for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Derivative Actions or the Litigation Demand. Plaintiffs’ Counsel expressly release any claim to future attorneys’ fees or expenses for any and all claims and causes of action of every nature and description, whether known claims or Unknown Claims, that relate to the allegations, transactions, facts, matters, disclosures or nondisclosures set forth in the Complaints or raised in the Derivative Actions or the Litigation Demand, including but not limited to the conduct, actions, inactions, deliberations, votes, statements or representations of any Released Defendants’ Person.
Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be presented to and be mediated, and, if necessary, finally decided and resolved, by the Mediator on the terms and subject to the processes and procedures set forth by the Mediator. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Mediator. The Company and the Individual Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiffs’ Counsel and/or to any other person who may assert any claim thereto. Any dispute regarding any allocation of fees or expenses among Plaintiffs’ Counsel shall have no effect on the Settlement.
VIII.REASONS FOR THE SETTLEMENT
For the reasons discussed in Sections III and IV above, the Settling Parties have determined that it is desirable and beneficial that the Derivative Actions, the Litigation Demand, and all disputes related thereto, be fully and finally settled in the manner and upon the terms and conditions set forth in the Settlement, and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, AEP, and its stockholders.
IX.SETTLEMENT HEARING
    On October 3, 2024, at 10:30 a.m., the Court will hold a hearing (the “Settlement Hearing”) concerning the Derivative Actions and the Litigation Demand at the U.S. District Court for the Southern District of Ohio, Joseph P. Kinneary U.S. Courthouse, Courtroom 132, 85 Marconi Boulevard, Columbus, Ohio 43215, before the Honorable Sarah D. Morrison, or via Zoom or some other video platform or telephonically as the Court may direct. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the separately negotiated and agreed upon Fee and Expense Amount should be approved as fair, reasonable, and adequate; (iii) service awards to each of the Plaintiffs to be paid out of the Fee and Expense Amount should be approved; (iv) a final judgment should be entered, and the Derivative Actions and Litigation Demand should be fully and forever resolved and dismissed with prejudice on the terms set forth in the Settlement, including releases of the Released Claims, including Unknown Claims, against any of the Released Defendants’ Persons or Released Plaintiffs’ Persons; and (v) such other matters as may be necessary and proper under the circumstances.
X.RIGHT TO ATTEND SETTLEMENT HEARING
Any AEP stockholder as of the Record Date may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform used (i.e. in person, telephonically, or via video) without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date, time, and platform before going to the Court. AEP stockholders as of the Record Date who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.
XI.RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO
Any AEP stockholder as of the Record Date may appear and show cause, if the AEP stockholder has any reason why the Settlement of the Derivative Actions and Litigation Demand should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why Plaintiffs’ service awards or the separately negotiated Fee and Expense Amount should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
A.You Must Make Detailed Objections in Writing
    Any objections must be presented in writing and must contain the following information:
1.Your name, legal address, and telephone number;
2.The case name and number (In re AEP Stockholder Derivative Litigation, Case Nos. 2:21-cv-163; 2:21-cv-1611);
3.Proof of being an AEP stockholder as of the Record Date, July 10, 2024;
4.The date(s) on which you acquired your AEP stock;
5.A statement of each objection being made;
6.Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

7.Copies of any papers you intend to submit, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.
Only stockholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.
If you wish to object to the proposed Settlement, you must submit the written objection described above to the Court and counsel for the parties on or before September 19, 2024.
All written objections and supporting papers must be submitted to the Court either by mailing them to:
Clerk of the Court
United States District Court
Joseph P. Kinneary U.S. Courthouse
Room 121
85 Marconi Boulevard
Columbus, Ohio 43215

or by filing them in person at any location of the U.S. District Court for the Southern District of Ohio to the extent the Court is open for in-person filings or electronically through the Court’s CM/ECF system. YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED, OR ON FILE WITH THE CLERK FOR THE COURT, NO LATER THAN SEPTEMBER 19, 2024.

Unless the Court orders otherwise, your objection will not be considered unless it is timely submitted to the Court.
Your written objection must also be mailed or e-mailed to:

Plaintiffs’ Counsel:

Matthew M. Houston
Benjamin I. Sachs-Michaels
Glancy Prongay & Murray LLP
745 Fifth Avenue, 5th Floor
New York, NY 10019
Telephone: (212) 935-740
mhouston@glancylaw.com
bsachsmichaels@glancylaw.com

and

Defendants’ Counsel:

J. Kevin McCall
Nicole A. Allen
Gabriel K. Gillett
JENNER & BLOCK LLP
353 North Clark Street
Chicago, IL 60654-3456
Telephone: (312) 222-9350
jmccall@jenner.com
nallen@jenner.com
ggillett@jenner.com

    Any AEP stockholder as of the Record Date or thereafter who does not make a timely objection in the manner provided herein shall be deemed to have waived any objection to the Settlement and shall be forever foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement; to the Fee and Expense Amount; and/or to Plaintiffs’ service awards, unless otherwise ordered by the Court, but shall otherwise be bound by the Final Order and Judgment to be entered and by the release of all Released Claims, including Unknown Claims, as set forth in the Settlement.

XII.HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Settlement, a copy of which is provided herewith. This Notice is not a complete statement of the events of the Derivative Actions, the Litigation Demand, or the Settlement. You may also inspect the Settlement and other papers in the Derivative Actions at the Court Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the U.S. District Court for the Southern District of Ohio, Joseph P. Kinneary U.S. Courthouse, 85 Marconi Boulevard, Columbus, Ohio 43215. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. In addition to appearing in-person at the Clerk’s Office in the Joseph P. Kinneary Courthouse, case information is available for online viewing at www.pacer.uscourts.gov. You may also view and download the Settlement at https://www.aep.com/investors.

If you have any questions about matters in this Notice, you may contact:
Plaintiffs’ Counsel:

Matthew M. Houston
Benjamin I. Sachs-Michaels
GLANCY PRONGAY & MURRAY LLP
745 Fifth Avenue, 5th Floor
New York, NY 10019
Telephone: (212) 935-740
mhouston@glancylaw.com
bsachsmichaels@glancylaw.com"

and

Defendants’ Counsel
J. Kevin McCall
Nicole A. Allen
Gabriel K. Gillett
JENNER & BLOCK LLP
353 North Clark Street
Chicago, IL 60654-3456
Telephone: (312) 222-9350
jmccall@jenner.com
nallen@jenner.com
ggillett@jenner.com

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: July 10, 2024         BY ORDER OF THE COURT
                    UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF OHIO